                                                                   EXHIBIT 10.14

                           FIRST AMENDMENT AND WAIVER


     THIS FIRST AMENDMENT AND WAIVER (this "Amendment") to the Credit Agreement identified below, is made and entered into as of this 16th day of April, 2001 by DURATEK, INC. (f/k/a GTS Duratek, Inc.), a corporation organized under the laws of Delaware (the "Borrower") and each Subsidiary of the Borrower who has become a borrower pursuant to the terms of the Credit Agreement referred to below (the "Subsidiary Borrowers," and with the Borrower collectively referred to as the "Borrowers"), the Lenders party to such Credit Agreement, and FIRST UNION NATIONAL BANK, as Administrative Agent for the Lenders.

                              Statement of Purpose

     The Lenders have extended certain credit facilities to the Borrowers pursuant to the Second Amended and Restated Credit Agreement dated as of June 8, 2000 (as amended, restated or otherwise modified, the "Credit Agreement"), by and among the Borrowers, the Lenders party thereto, CREDIT LYONNAIS NEW YORK BRANCH, as Documentation Agent, FLEET NATIONAL BANK, as Syndication Agent, and the Administrative Agent.

     The Borrowers have requested that the Lenders waive certain Events of Default resulting from the failure of the Borrowers to comply with certain financial covenants, financial reporting covenants and other covenants of the Credit Agreement and make certain amendments to the Credit Agreement.

     Subject to the terms and conditions of this Amendment, the Administrative Agent and the Lenders are willing to agree to the requested waivers and amendments.

     NOW THEREFORE, to induce the Lenders and the Administrative Agent to agree to the requested waivers and amendments and to induce the Lenders to continue to make extensions of credit to the Borrowers and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

     SECTION 1. Definitions. All capitalized undefined terms used in this Amendment shall have the meanings assigned thereto in the Credit Agreement.

     SECTION 2. Waiver. Subject to the terms and conditions hereof, including, without limitation, the conditions to effectiveness set forth in Section 7 hereof, the Administrative Agent and the Lenders agree to waive the Defaults and Events of Default arising under Section 12.1(c), Section 12.1(d), and Section 12.1(e) of the Credit Agreement resulting directly from the breach of the following Sections of the Credit Agreement, in each case solely with respect to the dates set forth below:

     (a)  the breach of Section 10.1 of the Credit Agreement, "Leverage Ratio",
          (i) by permitting the ratio of (a) Total Debt on December 31, 2000 to
          (b) EBITDA for
          the period of four (4) consecutive fiscal quarters ending on December 31, 2000 to exceed 3.25 to 1.0, and (ii) by permitting the ratio of (a) Total Debt on March 31, 2001 to (b) EBITDA for the period of four (4) consecutive fiscal quarters ending on March 31, 2001 to exceed 3.0 to 1.0;

     (b) the breach of Section 10.2 of the Credit Agreement, "Fixed Charge Coverage Ratio", (i) by permitting the ratio of (a) the sum of (i) EBITDA for the period of four (4) consecutive fiscal quarters ending on or immediately prior to December 31, 2000 plus (ii) Rental Expense for such period minus (iii) Capital Expenditures (excluding, for the period from the Closing Date through December 30, 2000 only, the Capital Expenditure Adjustment) for such period minus (iv) income, franchise and other similar tax expense paid in cash for such period to (b) Fixed Charges for the period of four (4) consecutive fiscal quarters ending on December 31, 2000 to be less than 1.0 to 1.0, and
          (ii) by permitting the ratio of (a) the sum of (i) EBITDA for the period of four (4) consecutive fiscal quarters ending on or immediately prior to March 31, 2001 plus (ii) Rental Expense for such period minus (iii) Capital Expenditures (excluding, for the period from the Closing Date through December 30, 2000 only, the Capital Expenditure Adjustment) for such period minus (iv) income, franchise and other similar tax expense paid in cash for such period to (b) Fixed Charges for the period of four (4) consecutive fiscal quarters ending on March 31, 2001 to be less than 1.0 to 1.0;

     (c) the breach of Section 10.3 of the Credit Agreement, "Interest Coverage Ratio", (i) by permitting the ratio of (a) EBITDA for the period of four (4) consecutive fiscal quarters ending on or immediately prior to December 31, 2000 to (b) Interest Expense for the period of four (4) consecutive fiscal quarters ending on December 31, 2000 to be less than 3.0 to 1.0, and (ii) by permitting the ratio of (a) EBITDA for the period of four (4) consecutive fiscal quarters ending on or immediately prior to March 31, 2001 to (b) Interest Expense for the period of four (4) consecutive fiscal quarters ending on March 31, 2001 to be less than 3.0 to 1.0;

     (d) the breach of Section 8.1(b) of the Credit Agreement, "Annual Financial Statements", by failing to deliver the annual audited financial statements described in such Section 8.1(b) on or prior to the date that was ninety (90) days after the end of Fiscal Year 2000;

     (e) the breach of Section 8.2 of the Credit Agreement, "Officer's Compliance Certificate", by failing to deliver an Officer's Compliance Certificate with respect to the annual audited financial statements described in such Section 8.1(b) for Fiscal Year 2000, on or prior to the date that was ninety (90) days after the end of Fiscal Year 2000;

     (f) the breach of Section 7.1(n), Section 7.1(o), Section 8.1(a), Section 8.6, and Section 9.4 of the Credit Agreement, solely to the extent arising from the delivery of the Permitted Restated Financials (as defined in Section 5(f) below), the revised financial information contained therein, or the items referenced in Schedule II hereto;

     (g) the breach of Section 10.5 of the Credit Agreement, "Minimum Stockholders' Equity", by permitting Consolidated stockholders' equity plus Preferred Stock to be less than the sum of $70,000,000 less (i) dividends paid on Preferred Stock pursuant to Section 11.7(c) less
          (ii) stock repurchases pursuant to Section 11.7(d) plus (iii) 50% of cumulative annual Net Income (to the extent positive) after December 31, 2000, in each case as of (i) the fiscal quarter ended December 31, 2000, and (ii) the fiscal quarter ended March 31, 2001;

     (h) the breach of Section 11.8(b) of the Credit Agreement, "Aging and Secondary Waste", by (i) permitting the quantity of Aged Waste to exceed 400,000 lbs. as of the fiscal quarter ended December 31, 2000, and (ii) permitting the quantity of Aged Waste to exceed 300,000 lbs. as of the fiscal quarter ended March 31, 2001; and

     (i) the failure of the Borrowers to identify the Patents and Trademarks set forth on Schedule I hereto (such Patents and Trademarks, the "Additional Intellectual Property") on the Perfection Certificate delivered to the Administrative Agent on the Closing Date.

Upon satisfaction of the conditions precedent set forth in Section 7 hereof, (1) the waivers set forth in Section 2(a)(i), Section 2(b)(i), Section 2(c)(i),
Section 2(g)(i), and Section 2(h)(i) shall be deemed to have been effective as of December 31, 2000, (2) the waiver set forth in Section 2(a)(ii), Section 2(b)(ii), Section 2(c)(ii), Section 2(d), Section 2(e), Section 2(g)(ii), and
Section 2(h)(ii) shall be deemed to have been effective as of March 31, 2001, and (3) the waiver set forth in Section 2(f) and Section 2(i)shall be effective as of the date hereof.

     SECTION 3. Amendments. Subject to the terms and conditions hereof, including, without limitation, the conditions to effectiveness set forth in
Section 7 hereof, the Administrative Agent and the Lenders agree to amend the Credit Agreement as follows:

     (a)  Section 1.1, "Definitions", is hereby amended:

          (i) by inserting in alphabetical order the following newly defined terms:

          " `Adjustment Period' means the period extending from the First Amendment Effective Date through the fiscal quarter ending December 31, 2001."

          " `Compliance Verification Date' means the date on which the Borrowers deliver quarterly financial statements (and the related

          Officer's Compliance Certificate) to the Administrative Agent and Lenders, which such quarterly financial statements (and related Officer's Compliance Certificate) demonstrate compliance with each of the financial covenants set forth in Article X as of any fiscal quarter end following the last day of the Adjustment Period; provided that no Default or Event of Default has occurred and is continuing as of such date."

          " `First Amendment' means the First Amendment and Waiver to the Credit Agreement dated as of April 16, 2001, by and among the Borrowers, the Lenders and the Administrative Agent."

          " `First Amendment Effective Date' shall have the meaning assigned thereto in Section 7 of the First Amendment."

               (ii) by amending and restating, in their entirety, the following definitions:

          " `Initial Adjustment Date' means:

               (a) at all times prior to the First Amendment Effective Date, the date that is six (6) months after the Closing Date; and

               (b) on and after the First Amendment Effective Date, the earlier to occur of:

                    (i) the date on which the Borrowers deliver financial
               statements (and the related Officer's Compliance Certificate) which demonstrate compliance with each of the other financial covenants set forth in Article X as of December 31, 2001, in each case, as each such financial covenant was in effect prior to the effectiveness of the First Amendment; and

                    (ii) the Compliance Verification Date."

          " `Revolving Credit Commitment' means (a) as to any Lender, the obligation of such Lender to make Revolving Credit Loans to and issue or participate in Letters of Credit issued for the account of the Borrowers hereunder in an aggregate principal amount or face amount at any time outstanding not to exceed the amount set forth opposite such Lender's name on Schedule 1.1(a) hereto as such amount may be reduced or modified at any time or from time to time pursuant to the terms hereof and (b) as to all Lenders, the aggregate commitment of all Lenders to make Revolving Credit Loans and issue or participate in Letters of Credit, as such amount or face amount may be reduced or modified at any time or from time to time pursuant to the terms hereof. On the First Amendment Effective

          Date, (I) the Revolving Credit Commitment of all Lenders shall be reduced (on a ratable basis) to Forty Million Dollars ($40,000,000) and (II) the existing Schedule 1.1(a) delivered on the Closing Date shall be deemed amended to reflect the revised Revolving Credit Commitment of each Lender, such amendment to Schedule 1.1(a) to be reflected in the records of the Administrative Agent."

     (b)  Section 5.1(c), "Applicable Margin", is amended:

               (i) by deleting the parenthetical "(the "Initial Adjustment Date")" in the first line thereof;

               (ii) by renumbering the existing clause (ii) thereof as clause "(iii)";

               (iii) inserting the following new clause (ii) immediately prior to the newly renumbered clause (iii) thereof:

          "(ii) for the period commencing on April 1, 2001 and continuing until the Initial Adjustment Date, equal to the percentages set forth as follows (notwithstanding the proviso contained in clause (iii) below, for purposes of calculating the Applicable Margin pursuant to this clause (ii), the Applicable Margin shall be based on the information set forth in the Officer's Compliance Certificate delivered on such Initial Adjustment Date):

         Revolving Credit and Term A
         Loan Facilities                    Term B Loan Facility

         Applicable Margin Per Annum        Applicable Margin Per Annum
         Base Rate +     LIBOR Rate +       Base Rate +     LIBOR Rate +
         ----------------------------       ----------------------------
         3.00%             4.00%            3.50%             4.50%"

     (c) Section 8.1, "Financial Statements and Projections", is hereby amended by inserting the following new Section 8.1(d) therein:

          "(d) Monthly Financial Statements. As soon as practicable and in any event within thirty (30) days after the end of each fiscal month (commencing with April 2001), an unaudited Consolidated balance sheet of the Borrowers and their Subsidiaries as of the close of such fiscal month and unaudited Consolidated statements of income, retained earnings and cash flows for the fiscal month then ended and that portion of the Fiscal Year then ended, including the notes thereto, all in reasonable detail setting forth in comparative form the corresponding figures for the annual budget for such Fiscal

          Year and prepared by the Borrowers in accordance with GAAP and, if applicable, containing disclosure of the effect on the financial position or results of operations of any change in the application of accounting principles and practices during the period, and certified by the chief financial officer of each Borrower to present fairly in all material respects the financial condition of the Borrowers and their Subsidiaries as of their respective dates and the results of operations of the Borrowers and their Subsidiaries for the respective periods then ended, subject to normal year end adjustments.

     (d) Section 10.4, "Limitation on Capital Expenditures" is hereby amended by inserting the following new sentence at the end of such Section 10.4:

          "Notwithstanding the foregoing, the aggregate amount of all Capital Expenditure made during Fiscal Year 2001 shall not exceed $5,000,000."

     (e) Section 10.5, "Minimum Stockholder's Equity" is hereby amended by deleting the Dollar amount "$70,000,000" and inserting the Dollar amount "$64,000,000", in lieu thereof. The parties hereto agree that (i) the original Dollar amount of "$70,000,000" shall remain applicable to all fiscal quarters ending prior to the First Amendment Effective Date and shall be subject to the waivers set forth in Section 2(g) above, and (ii) the new Dollar amount of "$64,000,000" shall be applicable to all fiscal quarters ending after the First Amendment Effective Date.

     (f) Section 11.8(b), "Aging and Secondary Waste", is hereby amended by deleting such clause (b) of Section 11.8 in its entirety and substituting in lieu thereof the following:

          "(b) the quantity of Aged Waste (excluding, from and after the First Amendment Effective Date, Aged Waste consisting of: (i) three (3) Maine Yankee steam generators and (ii) one (1) Maine Yankee pressurizer) to exceed the amount set forth below for the corresponding periods:

     Period or fiscal quarter end                              Amount
     ----------------------------                               ------

Closing Date through
   fiscal quarter ending September 30, 2000            400,000 lbs.
Fiscal quarter ending December 31, 2000          Waived Pursuant to the First Amendment
Fiscal quarter ending March 31, 2001             Waived Pursuant to the First Amendment
Fiscal quarter ending June 30, 2001                    2,250,000 lbs.
Fiscal quarter ending September 30, 2001               1,000,000 lbs.
Fiscal quarter ending December 31, 2001                500,000 lbs.
Any fiscal quarter end thereafter                      200,000 lbs."

Upon satisfaction of the conditions precedent set forth in Section 7 hereof, the amendments set forth in this Section 3 shall be deemed effective as of the First Amendment Effective Date.

     SECTION 4. Agreements Concerning Financial Covenants.

     At all times during the Adjustment Period, (a) the financial covenants set forth in Section 10.1, Section 10.2, and Section 10.3 of the Credit Agreement shall be deemed suspended (such financial covenants, the "Suspended Covenants") and (b) the following financial covenants shall be applicable in lieu of the Suspended Covenants:

          (i) Leverage Ratio:

               (A) As of the fiscal quarter ending June 30, 2001, permit the ratio of (I) Total Debt on such date to (II) the product of (X) EBITDA for the period of January 1, 2001 through and including June 30, 2001 times (Y) two (2), to exceed 4.50 to 1.00;

               (B) As of the fiscal quarter ending September 30, 2001, permit the ratio of (I) Total Debt on such date to (II) the product of (X) EBITDA for the period of January 1, 2001 through and including September 30, 2001 times (Y) four-thirds (4/3), to exceed 4.65 to 1.00;

               (C) As of the fiscal quarter ending December 31, 2001, permit the ratio of (I) Total Debt on such date to (II) EBITDA for the period of January 1, 2001 through and including December 31, 2001, to exceed
          3.60 to 1.00;

          (ii) Fixed Charge Coverage Ratio: As of any fiscal quarter end set forth below, permit the ratio of (A) the sum of (I) EBITDA for the period of January 1, 2001 through and including such fiscal quarter end plus (II) Rental Expense for the period of January 1, 2001 through and including such fiscal quarter end minus (III) Capital Expenditures for the period of January 1, 2001 through and including such fiscal quarter end minus (IV) income, franchise and other similar tax expense paid in cash for the period of January 1, 2001 through and including such fiscal quarter end to (B) Fixed Charges for the period of January 1, 2001 through and including such fiscal quarter end to be less than the corresponding ratio set forth below:

          Fiscal Quarter End    Ratio
          ------------------    -----
          June 30, 2001         1.00 to 1.00
          September 30, 2001    1.00 to 1.00
          December 31, 2001     1.00 to 1.00

          (iii) Interest Coverage Ratio : As of any fiscal quarter end set forth below, permit the ratio of (A) EBITDA for the period of January 1, 2001 through and including such fiscal quarter end to (B) Interest Expense for the period of January 1, 2001 through and including such fiscal quarter end to be less than the corresponding ratio set forth below:

          Fiscal Quarter End                 Ratio
          ------------------                 -----
          June 30, 2001                      2.50 to 1.00
          September 30, 2001                 3.00 to 1.00
          December 31, 2001                  3.00 to 1.00

          (iv) Minimum Cumulative EBITDA. As of any calendar month end set forth below, permit EBITDA for the period of January 1, 2001 through and including such calendar month end to be less than the corresponding amount set forth below:

          Period                      Amount
          ------                      ------
          March 31, 2001        $ 3,271,000.00
          April 30, 2001        $ 5,366,000.00
          May 31, 2001          $ 7,760,000.00
          June 30, 2001         $11,171,000.00
          July 31, 2001         $13,442,000.00
          August 31, 2001       $15,867,000.00
          September 30, 2001    $18,998,000.00
          October 31, 2001      $22,240,000.00
          November 30, 2001     $25,943,000.00
          December 31, 2001     $30,572,000.00


The parties hereto agree that the Borrowers shall make such changes and adjustments to the form of the Officer's Compliance Certificate as are necessary to report the new financial covenants set forth above provided that all such changes and adjustments are satisfactory to the Administrative Agent. Upon the expiration of the Adjustment Period, the Suspended Covenants shall once again be applicable and compliance with such financial covenants shall be required as more fully described in the Credit Agreement with respect to any fiscal quarter ending after the last day of the Adjustment Period. The parties hereto agree that any breach and/or failure of any agreement, requirement or condition contained in this Section 4 shall be an immediate Default and Event of Default under the Credit Agreement.

     SECTION 5. Other Agreements.

     (a) The Administrative Agent shall retain (on behalf of itself and the other Lenders) or cause the Borrowers to retain (for the benefit of the Administrative Agent and Lenders) the services of a management consultant (the "Management Consultant") satisfactory to the Administrative Agent. Such Management Consultant shall be retained no later than twenty (20) days after the date hereof and shall deliver a report (the "Consultant's Report") to the Administrative Agent and the Required Lenders no later than sixty (60) days after the date hereof. The Consultant's Report shall be in form and substance satisfactory to the Administrative Agent and Required Lenders; provided that in any event such Consultant's Report shall meet the minimum requirements set forth on Schedule III hereto. The Borrowers shall provide such reasonable assistance and cooperation as required by the Administrative Agent and the Management Consultant in order to identify and retain such Management Consultant and to permit such Management Consultant to complete the Consultant's Report by the deadline specified above. The Borrowers shall promptly pay on demand all reasonable fees and expenses of such Management Consultant.

     (b) Promptly upon receipt thereof, the Borrower shall furnish the Administrative Agent and the Lenders with copies of all reports, if any, submitted to the Borrower or its Board of Directors (i) by its independent public accountants in connection with their auditing function, (ii) by any consultant retained by or on behalf of the Company or its Board of Directors with respect to the business operation and/or financial performance of the Company, and (iii) by any special committee of the Board of Directors with respect to the business operation and/or financial performance of the Company, including in each case, without limitation, any management report and any management responses thereto.

     (c) At each time financial statements are delivered pursuant to Section 8.1(d), the Borrowers shall deliver each of the following to the Administrative Agent and Lenders (i) an Officer's Compliance Certificate with respect to the Minimum Cumulative EBITDA Covenant set forth in Section 10.8 of the Credit Agreement, and (ii) until the Compliance Verification Date, monthly management reports (such report to include, without limitation, with respect to the Borrowers' fixed based waste processing operations, financial reports and status reports for waste processing, waste receipts, waste inventory and waste shipping).

     (d) Notwithstanding any provision of the Credit Agreement to the contrary, until the Compliance Verification Date, the Borrowers and their respective Subsidiaries shall not be permitted to (i) make any payments, dividends or other distributions with respect to the Preferred Stock of the Borrower, (ii) make any acquisitions or other investments (except for investments in cash and cash equivalents), (iii) repurchase any capital stock, or (iv) pay any management or consulting fees to The Carlyle Group or any of its Affiliates.

     (e) Promptly, but in no event later than the thirtieth (30th) day following the date hereof, comply with the provisions of Section 9.16 of the Credit Agreement and Section 4.03 of the Security Agreement, in each case with respect to the Additional Intellectual Property.

     (f) The parties hereto agree that the Borrowers intend to prepare and deliver restated financial statements for each of the fiscal quarters during Fiscal Year 2000. Any such restated financial statements shall be deemed to be "Permitted Restated Financials" so long as they reflect adjustments, restatements and other changes that are consistent with or reflected in the information set forth on Schedule II hereto.

     (g) Notwithstanding the provisions of Section 11.6 of the Credit Agreement to the contrary, the Lenders hereby consent to the sale, by the Borrowers, of certain contracts relating to the provision of staff augmentation services to Numanco, LLC (the "Numanco Sale"); provided that (i) the aggregate fair market value of such contracts does not exceed $225,000 and (ii) the Numanco sale is consummated in the ordinary course of business on an arms' length basis. Furthermore, the Lenders agree that the Numanco sale shall not be counted against the "basket" limitations applicable to sales of assets set forth in
Section 11.6(g).

The parties hereto agree that any breach and/or failure of any agreement, requirement or condition contained in this Section 5(a) through Section 5(e) shall be an immediate Default and Event of Default under the Credit Agreement.

     SECTION 6. Additional Limitations to Extensions of Credit. In addition to any limitations or conditions in the Credit Agreement otherwise applicable to the extending, making, continuing, or converting any Extensions of Credit under the Revolving Credit Facility, the Swingline Facility and the L/C Facility, from the First Amendment Effective Date until the earlier to occur of (i) the Compliance Verification Date and (ii) the date on which the Required Lenders notify the Borrower in writing that a higher Temporary Limit (as defined below) has been established by the Required Lenders, the aggregate amount of all Extensions of Credit under the Revolving Credit Facility, the Swingline Facility and the L/C Facility (including any Reimbursement Obligations) outstanding at any one time shall not exceed the lesser of (X) the Borrowing Limit or (Y) the maximum amount (the "Temporary Limit") corresponding to the applicable period, in each case, as set forth below:

  Period                                         Temporary Limit
  ------                                         ---------------
First Amendment Effective Date through
 December 31, 2001                               $35,000,000
Thereafter                                       $27,500,000


     SECTION 7. Conditions to Effectiveness. Upon receipt by the Administrative Agent of each of the following, in each case in form and substance satisfactory to the Administrative Agent, this Amendment shall be deemed to have an effective date (the "First Amendment Effective Date") as of March 31, 2001:

     (a) copies of this Amendment, duly executed and delivered by (i) the Borrowers and (ii) Lenders constituting Required Lenders under the Credit Agreement;

     (b) copies of the annual audited financial statements of the Borrowers and their Subsidiaries (and related Officer's Compliance Certificate) for Fiscal Year 2000;

     (c) payment by the Borrowers of (i) the Amendment Fee and other fees described in those certain fee letters by and among the Company (on behalf of itself and the other Borrowers) and the Administrative Agent, and (ii) all outstanding fees and expenses (including, without limitation, all legal fees and expenses of counsel and third party consultants) of the Administrative Agent; and

     (d) such other documents or requirements as the Administrative Agent deems necessary or appropriate.

     SECTION 8. Limited Waiver and Amendment. Except as expressly provided in this Amendment, the Credit Agreement and each other Loan Document shall continue to be, and shall remain, in full force and effect. This Amendment shall not be deemed or otherwise construed (a) to be a waiver of, or consent to or a modification or amendment of, any other term or condition of the Credit Agreement or any other Loan Document; (b) to prejudice any other right or remedies that the Administrative Agent or the Lenders, or any of them, may now have or may have in the future under or in connection with the Credit Agreement or the Loan Documents, as such documents may be amended, restated or otherwise modified from time to time; (c) to be a commitment or any other undertaking or expression of any willingness to engage in any further discussion with the Borrower or any other person, firm or corporation with respect to any waiver, amendment, modification or any other change to the Credit Agreement or the Loan Documents or any rights or remedies arising in favor of the Lenders or the Administrative Agent, or any of them, under or with respect to any such documents or (d) to be a waiver of, or consent to or a modification or amendment of, any other term or condition of any other agreement by and among the Borrower, on the one hand, and the Administrative Agent or any other Lender, on the other hand.

     SECTION 9. Representations and Warranties. By its execution hereof, the Borrower hereby certifies on behalf of itself and the other Credit Parties that each of the representations and warranties set forth in the Credit Agreement and the other Loan Documents is true and correct as of the date hereof (other than representations and warranties which speak as of a specific date pursuant to the Credit Agreement, which representations and warranties shall have been true and correct as of such specific dates) as if fully set forth herein and that as of the date hereof, and that after giving effect to Section 2 herein, no Default or Event of Default has occurred and is continuing.


     SECTION 10. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

     SECTION 11. Counterparts. This Amendment may be executed in separate counterparts, each of which when executed and delivered is an original but all of which taken together constitute one and the same instrument.

                          [Signature Pages to Follow]

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date and year first above written.


                           FIRST UNION NATIONAL BANK, as
                           Administrative Agent and Lender


                           By  /s/ Scott Santa Cruz
                           Title: Senior Vice President


                           CREDIT LYONNAIS NEW YORK BRANCH, as
                           Lender

                           By   /s/ Mischa Zabotin
                           Title:  Managing Director


                           FLEET NATIONAL BANK, as Lender


                           By  /s/ H. Louis Bailey
                           Title:  Managing Director


                           The BANK OF NOVA SCOTIA, as Lender


                           By  /s/ J. Alan Edwards
                           Title:  Authorized Signatory


                           WACHOVIA BANK, N.A., as Lender


                           By  /s/ D. Randolph Bryan Wilson
                           Title:  Vice President



                           [Signature Pages Continue]

                           KEYPORT LIFE INSURANCE COMPANY

                           By: Stein Roe & Farnham Incorporated, as
                               Agent


                           By: /s/ James R. Fellows
                           Title:  Senior Vice President & Portfolio Manager


                           SRF 2000 LLC


                           By:  /s/ Ann E. Morris
                           Title:  Assistant Vice President


                           LIBERTY-STEIN ROE ADVISOR
                           FLOATING RATE ADVANTAGE FUND

                           By:  Stein Roe & Farnham Incorporated, as
                           Advisor


                           By:   /s/ James R. Fellows
                           Title: Senior Vice President & Portfolio Manager


                           STEIN ROE FLOATING RATE LIMITED
                           LIABILITY COMPANY


                           By:  /s/ James R. Fellows
                           Title: Senior Vice President


                           SRF TRADING, INC.


                           By: /s/ Ann E. Morris
                           Title:  Assistant Vice President

                           (Signature Pages Continue]

                           VAN KAMPEN PRIME RATE INCOME TRUST

                           By:  Van Kampen Investment Advisory Corp.

                           By:   /s/ Douglas L. Winchell
                           Title:  Vice President



                           VAN KAMPEN SENIOR INCOME TRUST

                           By:  Van Kampen Investment Advisory Corp.


                           By:   /s/ Douglas L. Winchell
                           Title:  Vice President


                           ELC (CAYMAN) LTD. 1999-II


                           By:  /s/ William A. Hayes
                           Title:  Director



                           ELC (CAYMAN) LTD. 1999-III

                           By:  /s/ William A. Hayes
                           Title:  Director


[CORPORATE SEAL]           DURATEK, INC.,  as Borrower and as agent for the
                           Subsidiary Borrowers


                           By  /s/ Robert F. Shawver
                           Title: Executive Vice President and CFO